As filed with the Securities and Exchange Commission on July 9, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEQUENOM, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	77-0365889
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

(Address Of Principal Executive Offices)

2006 Equity Incentive Plan, as amended

(Full Title Of The Plan)

Harry Stylli

President and Chief Executive Officer

Sequenom, Inc.

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service)

Copies to:

D. Bradley Peck, Esq. J. Patrick Loofbourrow, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, California 92121-9109 Telephone: (858) 550-6000	Clarke Neumann Vice President and General Counsel Sequenom, Inc. 3595 John Hopkins Court San Diego, California 92121-1121 Telephone: (858) 202-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐(Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable under 2006 Equity Incentive Plan, as amended	1,500,000	$16.92	$25,380,000	$997.44

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s shares of outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s Common Stock on July 7, 2008, as reported on the Nasdaq Global Market, which was $16.92 per share.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-134906

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under its 2006 Equity Incentive Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 9, 2006 (No. 333-134906). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8.	Exhibits

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of the Registrant (1)

4.2	Bylaws of Registrant, as amended (2)

4.3	Specimen common stock certificate (1)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages of this Registration Statement

99.1	2006 Equity Incentive Plan, as amended (3)

99.2	Form of Stock Option Grant Notice under 2006 Equity Incentive Plan (1)

99.3	Form of Option Agreement under 2006 Equity Incentive Plan (1)

99.4	Form of Exercise Notice under 2006 Equity Incentive Plan (1)

99.5	Form of Restricted Stock Unit Award Grant Notice under 2006 Equity Incentive Plan

99.6	Form of Restricted Stock Unit Award Agreement under 2006 Equity Incentive Plan

99.7	Form of Restricted Stock Bonus Grant Notice under 2006 Equity Incentive Plan (4)

99.8	Form of Restricted Stock Bonus Agreement under 2006 Equity Incentive Plan (4)

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on June 6, 2006 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on December 7, 2007 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on June 2, 2008 and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on January 24, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 9, 2008.

SEQUENOM, INC.

By:	/s/ Harry Stylli
Harry Stylli, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HARRY STYLLI and PAUL HAWRAN his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harry Stylli Harry Stylli, Ph.D.	President and Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2008

/s/ Paul Hawran Paul Hawran	Chief Financial Officer (Principal Financial and Accounting Officer)	July 9, 2008

/s/ Charles R. Cantor Charles R. Cantor, Ph.D.	Chief Scientific Officer and Director	July 9, 2008

/s/ Harry F. Hixson, Jr. Harry F. Hixson, Jr., Ph.D.	Chairman of the Board of Directors	July 9, 2008

/s/ Ernst-Gunter Afting Ernst-Gunter Afting, Ph.D., M.D.	Director	July 9, 2008

/s/ John A. Fazio John A. Fazio	Director	July 9, 2008

/s/ Richard A. Lerner Richard A. Lerner, M.D.	Director	July 9, 2008

/s/ Ronald M. Lindsay Ronald M. Lindsay, Ph.D.	Director	July 9, 2008

/s/ Kathleen M. Wiltsey Kathleen M. Wiltsey	Director	July 9, 2008

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of the Registrant (1)

4.2	Bylaws of Registrant, as amended (2)

4.3	Specimen common stock certificate (1)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages of this Registration Statement

99.1	2006 Equity Incentive Plan, as amended (3)

99.2	Form of Stock Option Grant Notice under 2006 Equity Incentive Plan (1)

99.3	Form of Option Agreement under 2006 Equity Incentive Plan (1)

99.4	Form of Exercise Notice under 2006 Equity Incentive Plan (1)

99.5	Form of Restricted Stock Unit Award Grant Notice under 2006 Equity Incentive Plan

99.6	Form of Restricted Stock Unit Award Agreement under 2006 Equity Incentive Plan

99.7	Form of Restricted Stock Bonus Grant Notice under 2006 Equity Incentive Plan (4)

99.8	Form of Restricted Stock Bonus Agreement under 2006 Equity Incentive Plan (4)

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on June 6, 2006 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on December 7, 2007 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on June 2, 2008 and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on January 24, 2007 and incorporated herein by reference.